Exhibit 10.2

MYR Group Inc. 2006 Stock Option Plan

NOTICE OF GRANT

(Amended May 12, 2009)

MYR Group Inc. (the “Company”), pursuant to the MYR Group Inc. 2006 Stock Option Plan (the “Plan”), hereby grants to the employee named below (the “Employee”) an option to purchase shares of the common stock of the Company (“Shares”) subject to the terms and conditions set forth below and subject to the terms and conditions set forth in the Plan, all of which are incorporated herein in their entirety.  A copy of the Plan is attached to this Notice of Grant.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and those contained in this Notice of Grant, the terms and provisions set forth in the Plan shall govern and control.

1.  Employee.  This Option is granted to                                      .

2.  Date of Grant.  The Date of Grant of this Option is                     , 2006.

3.  Type of Option.  This Option is a nonqualified stock option.  It will not be treated as an “incentive stock option” within the meaning of section 422(b) of the Code.

4.  Number of Shares.  The total number of Shares subject to this Option is            Shares.

5.  Exercise Price.  Shares may be purchased upon exercise of this Option at an exercise price of $               per Share.

6.  Vesting.  This Option will vest and become exercisable when the time and performance requirements specified in Section 5(e) of the Plan have been satisfied.

7.  Exercise.  After the vesting requirements for any portion of this Option have been satisfied, the Option may be exercised at any time, and from time to time, during the term of the Option, as to any or all of the Shares that remain subject to the Option at the time of exercise, provided that the Employee is still employed with the Company or any of its Affiliates at the time of exercise.

8.  Term.  The term during which this Option may be exercised is the period beginning on the Date of Grant and ending on the 10th anniversary of the Date of Grant.  This Option will expire on, and may not be exercised after, the 10th anniversary of the Date of Grant.

9.  Termination of Employment.  Upon the Employee’s Termination of Employment, (i) the portion of this Option that had not become vested prior to the date of the Employee’s Termination of Employment shall be forfeited as of such date; and (ii) the portion of this Option that was vested but unexercised on such date (A) shall continue to be exercisable for a period of 90 days after such date, if the Employee’s Termination of Employment occurs by reason of death, permanent and total disability, Retirement or termination by the Company for any reason other than for Cause or (B) shall be forfeited as of such date, if the Employee’s Termination of Employment occurs for any  reason other than death, permanent and total disability, Retirement or termination by the Company for any reason other than for Cause.

10.  Method of Exercise.  This Option must be exercised in the manner set forth in Section 5(i) of the Plan.  To obtain a copy of the form of notice that must be filed with the Company to exercise this Option, or to obtain information as to the methods of payment of the exercise price that may be available at the time of exercise, contact:

Mr. Gary B. Engen

Secretary

MYR Group Inc.

1701 W. Golf Rd., Suite 1012

Rolling Meadows, IL  60008

303-853-7642

gengen@myrgroup.com

11.  Additional Conditions for Exercise.  [REMOVED]

12.  Other Terms.

(a)           Option Plan.  In addition to the terms and conditions specifically set forth in this Notice, this Option shall be subject to all of the other terms and provisions to the Plan, as in effect from time to time.  The Plan may be amended at any time to change any of its terms and provisions, and any such amendment shall automatically constitute an amendment of the terms and conditions of this Option.  Notwithstanding the foregoing, no amendment of the Plan or this Option shall adversely affect the rights of the holder of this Option without the holder’s consent.

(b)           Accredited Investor.  [REMOVED]

MYR GROUP INC.

By:

Title: Secretary

Acknowledged:

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